Exhibit 23


   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2006 (except for Note 15, which is dated August 21,
2006), relating to the financial statements of Alliance Bank and subsidiaries contained in Registration Statement No. 333-136853 of Alliance Bancorp, Inc. of Pennsylvania on Form S-1 under the Securities Act of 1933, which is part of this Registration Statement.



/s/Deloitte & Touche LLP



Philadelphia, Pennsylvania
January 27, 2007